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Exhibit 3.13

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG COAL WEST, INC.", CHANGING ITS NAME FROM "RAG COAL WEST, INC." TO "FOUNDATION COAL WEST, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2004, AT 10:58 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
2299416 8100		AUTHENTICATION:	3266844
040559097		DATE:	07-30-04

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RAG COAL WEST, INC.

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is RAG Coal West, Inc..

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    Foundation Coal West, Inc."

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to on July 30, 2004.

/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary
State of Delaware Secretary of State Division of Corporations Delivered 11:22 AM 07/30/2004 FILED 10:58 AM 07/30/2004 SRV 040559097—2299416 FILE

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMAX COAL WEST, INC.", CHANGING ITS NAME FROM "AMAX COAL WEST, INC." TO "RAG COAL WEST, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1999, AT 2 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
2299416 8100		AUTHENTICATION:	9840783
991267851		DATE:	06-30-99

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMAX COAL WEST, INC.

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is Amax Coal West, Inc.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is: RAG Coal West, Inc."

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to as of June 30, 1999.

AMAX COAL WEST, INC.
/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SUSAN E. CHETLIN Susan E. Chetlin Assistant Secretary

STATE OF DELAWARE

[SEAL]

OFFICE OF SECRETARY OF STATE

        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AMAX COAL WEST, INC." FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE, A.D. 1992, AT 3 O'CLOCK P.M.

* * * * * * * * * *

[SEAL]	/s/ MICHAEL RATCHFORD Michael Ratchford, Secretary of State
722153177	AUTHENTICATION:	*3469460
	DATE:	06/02/1992

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 06/01/1992 722153177—2299416

CERTIFICATE OF INCORPORATION

OF

AMAX COAL WEST, INC.

        1.     The name of the corporation is:

Amax Coal West, Inc.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares shall be One Hundred Dollars ($100) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

        5.     The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6.     To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director. Any repeal or modification of this Article shall not adversely affect any right or protection of an existing director at the time of such repeal or modification.

        7.     The name and mailing address of the incorporator is:

Raymond J. Cooke
AMAX Inc.
200 Park Avenue
33rd Floor
New York, NY 10166

        8.     This certificate shall be effective June 1, 1992.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of May, 1992.

/s/ RAYMOND J. COOKE Raymond J. Cooke

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Exhibit 3.13